                                                                   EXHIBIT 23.01

                              ARTHUR ANDERSEN LLP




                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our report dated October 29, 1999 (except with respect to the matter discussed in Notes 12 and 14, as to which the date is December 22, 1999), included in this Form 10-K, into Interface Systems, Inc.'s previously filed Form S-8 and Form S-3 registration statements (File No. 333-40979, File No. 33-87434, File No. 33-87438, File No. 33-38235 and File No. 33-04626).

                                                         /s/ Arthur Andersen LLP

Ann Arbor, Michigan
December 29, 1999.